Exhibit 99.1

For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at Raymond James’ 30th Annual
Institutional Investors Conference

CHICAGO, March 9, 2009 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced its management team is scheduled to present at Raymond James’ 30th Annual Institutional Investors Conference in Orlando on March 11, 2009, at 11:35 a.m. Eastern Daylight Time.

A live webcast of the presentation will be available at the following address: http://www.wsw.com/webcast/rj43/pvtb/.  Investors may also access the webcast of the presentation at the company’s website at www.theprivatebank.com during the conference.  No replay of the conference will be available.

Listeners should go to the website at least 15 minutes before the event to download and install any necessary audio software.  There is no charge to access the event.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 23 offices in nine states and more than $10 billion in assets as of December 31, 2008. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and wealthy families.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.theprivatebank.com.

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